06/28/98

                            NON-COMPETITION AGREEMENT

          THIS NON-COMPETITION AGREEMENT is made and entered into as of 1998, by and between ----------------- ETHOS COMMUNICATIONS CORP., an Oklahoma corporation ("Ethos"), and MARK K. LOTTOR ("Lottor"). W I T N E S S E T H:

         WHEREAS, Lottor is the owner of Network Wizards, a sole proprietorship (the "Business"), which conducts web hosting services under the trade name "Catalog.com"; and

         WHEREAS, Lottor has entered into that certain Asset Purchase Agreement dated 1998 (the "Asset Purchase Agreement") with Ethos, pursuant to which Lottor agreed to sell all of his right, title and interest in and to the assets of the Business to Ethos (the "Asset Purchase"); and

         WHEREAS, as a condition to the closing of the Asset Purchase Agreement, Lottor has agreed to enter into this Agreement and to refrain from competing with Ethos, as hereinafter provided, in order to induce Ethos to fulfill its obligations under the Asset Purchase Agreement;

         NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained, the mutual promises and agreements contained in the Asset Purchase Agreement, and other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties hereby agree as follows:

         1.       Non-Competition.

                  1.1. Non-Competition. During the period expiring two (2) years from the Closing Date (as defined in the Asset Purchase Agreement) of the Asset Purchase (the "Non-competition Period"), Lottor will not (a) directly or indirectly, own, manage, operate, join, control, be employed with, or participate in the ownership, management, operation, or control of, or be connected in any manner with, any business engaged in the design, operation or management of Internet website hosting; (b) contact or attempt to contact, directly or indirectly, any of the customers of the Business as of the Closing Date, in order to sell for the benefit of anyone other than Ethos, any product or products of a type similar to those sold by the Business as of the Closing Date or provide services of a type similar to those provided by the Business as of the Closing Date, nor will Lottor dissuade or attempt to dissuade any customer of the Business as of the Closing Date from using services provided by the Business at the Closing Date.

                  1.2. No Geographic Limitation. Lottor acknowledges and agrees that due to the global nature of telecommunications and the ease with which a business may enter the telecommunications industry, the conduct of an Internet website hosting business is not limited by geographic location and that companies may compete for customers in that business without being physically situated in the same city, state, region or country. Consequently, the covenants against competition contained herein shall not be subject to geographic boundary and shall be a worldwide restriction on competition.

                  1.3. Severability of Covenants/Scope. Lottor acknowledges and agrees that the covenants against competition contained herein are reasonable and valid in geographical and temporal scope and in all other respects. If any court determines that any of such covenants, or any part thereof, are invalid or unenforceable, because of the duration or geographic scope of such provisions, or for any other reason, the remainder of such covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portion. Further, such court shall have the power to reduce the duration or scope of such provisions as the case may be, and in its reduced form such provision shall then be enforceable.

                  1.4. Excluded Activities. Notwithstanding the provisions of this Section 1, Lottor shall be permitted to provide services for "art.net," a not-for-profit business, in the provision of web-hosting services for artists, provided that "art.net" does not provide virtual servers for artists or others or web-hosting services for profit. In addition, Lottor shall be permitted to provide general consulting services for companies so long as that consulting assistance is not in any way related to setting up web hosting services, providing programming assistance for operating or maintaining web site hosting services or in any way related to web server operations including but not limited to the back end accounting or operations of web site hosting.

         2. Records and Information Confidential. The records of the Business, including the names and addresses of its customers, to be acquired by Ethos pursuant to the Asset Purchase Agreement, and any part of such records, whether in original form or in computerized, duplicated, or copied form, and the names, addresses, and other facts in such records, shall be the sole proprietary information of Ethos and shall be treated by Lottor as confidential information, shall be treated by Lottor as such, and shall not be transmitted verbally, in writing, or in computerized form by Lottor. Lottor further agrees with respect to the Assets, (a) to keep confidential all such information that is identified as being of a confidential nature, (b) not to use such confidential information on his own behalf, or on behalf of any other person, firm or entity and (c) not to disclose such confidential information to any third party without the advance written authorization of Ethos.

         3. Termination. This Agreement shall terminate upon expiration of the Non-Competition Period. Lottor may terminate this Agreement only in the event that Ethos is in material breach of the Asset Purchase Agreement and such breach has not been cured by Ethos as provided in the Asset Purchase Agreement. Notwithstanding the foregoing, termination of this Agreement shall not terminate the provisions of Section 2, which shall survive termination.

         4.       Other Provisions.

4.1. Notices. Any notice or other communication required or permitted hereunder shall be ------- in writing and shall be delivered in accordance with the terms of the Asset Purchase Agreement at such addresses as provided for therein.

4.2. Entire Agreement. This Agreement is one of several agreements contemplated by the ----------------- Asset Purchase Agreement, constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all prior agreements, written or oral, with respect thereto.


                  4.3. Waivers and Amendments. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

4.4. Governing Law. This Agreement shall be governed and construed in accordance with the -------------- laws of the State of Oklahoma applicable to agreements made and to be performed entirely within such state.


4.5. Assignment. Neither party hereto may assign any rights hereunder without the written ---------- consent of the other party hereto.


4.6. Counterparts. This Agreement may be executed in two or more counterparts, each of ------------ which shall be deemed an original but all of which together shall constitute one and the same instrument.


4.7. Headings. The headings in this Agreement are for reference purposes only and shall -------- not in any way affect the meaning or interpretation of this Agreement.


IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.
                                                     ETHOS:
                                                     -----

                                                     ETHOS COMMUNICATIONS CORP.

                                                     By:_______________________
                                                    Robert W. Crull, President


                                     LOTTOR:

                                                     --------------------------
                                                       Mark K. Lottor